UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2016

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North

Plymouth, Minnesota 55441

(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (763) 551-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(e)Form of Severance Agreement with Executive Officers.  Effective March 15, 2016, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved an updated and revised form of severance agreement (the “Revised Severance Agreement”) to be entered into by the Company’s executive officers, other than the Company’s Chief Executive Officer (“CEO”) in order to clarify that being covered under a new employer’s health or dental plans or discontinuing participation in the Company’s health and dental plans results in a discontinuance of the Company’s obligation to pay the employer portion of the health and dental premiums under the Company’s plans.  The description of the Revised Severance Agreement contained herein is qualified in its entirety by reference to the full text of the Revised Severance Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Form of Severance Agreement between Christopher & Banks Corporation and certain of its
Executive Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: March 18, 2016	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CHRISTOPHER & BANKS CORPORATION

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
March 15, 2016	001-31390

CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

10.1	Form of Severance Agreement between Christopher & Banks Corporation and certain of its
Executive Officers.